Exhibit 10.3

                            ASSET PURCHASE AGREEMENT

     This AGREEMENT dated this ___ day of October, 1999, by and between Showcase Technologies, LLC (owned by Alan Hillsberg only), having its principal place of business at 33 East Merrick Rd., 2nd Floor, Suite 6, Valley Stream, NY 11580 (hereafter "Show"), and DoubleCase Corporation, a Kansas Corporation having its principal place of business at 4740 Forge Rd., Suite 112, Colorado Springs, Colorado 80907 (hereafter "DoubleCase").


     WHEREAS, SHOW is desirous of selling all its assets to DoubleCase.

     WHEREAS, DoubleCase is desirous of acquiring all, or substantially all, of the assets of the SHOW;

     IT IS HEREFORE AGREED that in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.     Exchange of Assets.

     1.1 Subject to the terms and conditions of this Agreement and the performance by the parties hereto of their respective obligations hereunder, SHOW shall exchange, transfer, convey, assign and deliver to DoubleCase, and DoubleCase shall receive, acquire and accept on the Closing Date (as such term is hereinafter defined) all of the rights, title and interest of SHOW in and to the business, assets, goodwill, and rights of SHOW in all or substantially all of its assets, including customer lists, inventory, as specified in the list of Assets attached hereto as Exhibit I (the "Assets & Allocation"), as the same shall exist on the Closing Date, including, without limitation, rights in tradenames, trademarks and copyrights, patent and patent pendings, all rights relating to or arising out of the business conducted by SHOW under express or implied warranty (as from the suppliers of SHOW with respect to the Assets being transferred to DoubleCase) , all books and records, correspondence and files of or relating to the business or Assets of SHOW being exchanged with DoubleCase and all of SHOW's rights, title and interest in and to each, contract, agreement, purchase order or commitment to which SHOW is a party or in which SHOW has rights (all of such assets are collectively referred to hereinafter as the "Assets"), free and clear of all liabilities, obligations, liens and encumbrances, except as expressly assumed by DoubleCase under Section 2 below.


     1.2 The transfer of the Assets as herein provided shall be effected by bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer and conveyance delivered to DoubleCase on the Closing Date in form sufficient to transfer the Assets as contemplated by this Agreement and as shall be reasonably requested by DoubleCase. SHOW covenants that (i) it will, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by DoubleCase to transfer and deliver to DoubleCase or to aid and assist DoubleCase in collecting and reducing to possession, any and all of the Assets; (ii) DoubleCase, after the Closing Date, shall have the right and authority to collect, for the account of DoubleCase, all checks, notes and other evidences of indebtedness or obligations to make payment of money and other items which shall be transferred to DoubleCase as provided and to endorse with the name of DoubleCase any such checks, notes or other instruments received after the Closing Date; and (iii) SHOW will transfer and deliver to DoubleCase all other property that SHOW may receive after the Closing Date in respect of or arising out of the business conducted by SHOW.

     1.3 SHOW covenants that between the date hereof and the Closing Date and, if reasonably requested by DoubleCase, after the Closing Date, SHOW shall use its best efforts to obtain the consent of any parties to any contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements being assigned by SHOW to DoubleCase hereunder as shall be reasonable requested by DoubleCase. If any such required consent is not obtained, this Agreement shall constitute an agreement to assign the instrument relating thereto to DoubleCase.

     2. Assumption of Liabilities. DoubleCase shall assume no liabilities of SHOW.

     3. Closing. The Closing hereunder (the "Closing") shall take place on the ___ day of October, 1999 at _________________________ or at such other time and place as may be agreed by DoubleCase and SHOW (the "Closing Date").

    4.  Exchange Terms; Allocation.

     4.1 In consideration of the exchange and transfer of the Assets herein contemplated, on the Closing Date, DoubleCase shall deliver at Closing:

          a) $80,000 promissory note, plus the total value of SHOW liabilities not to exceed $35,000; Terms of the $80,000 Promissory note as follows: - 6% annual interest - Payment Schedule - 15% of gross revenue (less discounts and returns) Pd the 15th of month following - Unpaid principal and interest shall become due and payable on the one anniversy

          b) 266,667 shares of Banyan Corporation common stock valued at $200,000 per the closing market price three days before closing, In no event shall the Banyan common stock be valued less than $0.75 per share. Said shares shall be issued exempt from registration under Rule 144.


     5. Representations and Warranties of SHOW. SHOW hereby represents and warrants as follows:

     5.1 SHOW is a corporation duly organized, validly existing and in good standing under the laws of New York and has full power and authority to own its properties and carry on its business as and in the places where such properties are now owned or such business is now being conducted. On or before closing SHOW shall establish to the satisfaction of DoubleCase that it has title to the Assets and authority to convey the same in accordance with the terms of this Agreement. SHOW has taken no action and has not failed to take any action, which action or failure would preclude or prevent DoubleCase from conducting the business of SHOW in the manner heretofore conducted.

    5.2  SHOW has no subsidiaries,

     5.3  SHOW  has  obtained   written  approval  of  over  two-thirds  of  its
stockholders and is fully empowered by them to enter into this transaction.

     5.4 SHOW has full power and authority, corporate and otherwise, to enter into this Agreement on behalf of the SHOW and to cause the SHOW to assume and perform its, his or her obligations hereunder. The execution and delivery of this Agreement and the performance by SHOW of its obligations hereunder have been duly authorized by the Board of Directors of SHOW and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a binding and enforceable obligation of SHOW. The execution and delivery of this Agreement and the performance by SHOW of its obligations hereunder do not and will not violate any provision of the Certificate of Incorporation or By-Laws of SHOW and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement indenture, instrument, judgment or decree to which SHOW is a party or which is or purports to be binding upon SHOW or which affects or purports to affect any of the Assets.

     5.4 No action, approval, consent or authorization, including but not limited to any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to SHOW in order to constitute this agreement as a binding and enforceable obligation of SHOW in accordance with its terms.

     5.5 SHOW has not incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate) except current obligations and liabilities incurred in the ordinary course of their businesses which would act as a lien against the Assets.

    5.6  SHOW has not leased or effected any transfer of any of the Assets.

     6.   Representations  and  Warranties  of  DoubleCase.   DoubleCase  hereby
represents and warrants that on the closing date all of the following will be true:

     6.1 DoubleCase is a corporation duly organized, validly existing and in good standing under the laws of the state of Kansas

    6.2  DoubleCase is a wholly owned subsidiary of Banyan Corporation.


     7.    Miscellaneous.

          a) This Agreement shall constitute the entire agreement of the parties hereto and may not be amended, except by written consent of the parties hereto in writing executed by them.

          b) This Agreement shall be construed according to the laws of the State of Colorado and shall be enforceable in any court of competent jurisdiction located in the State of Colorado.

          c) This Agreement shall inure to the benefit of the parties and their successors in interest, if any, but shall not otherwise be assignable.

          d) Where in this Agreement one gender or the other is used, of the singular or the plural is used, and if to effect the intent of the parties hereto the use of the other gender or number is needed then it is understood that such gender or both or such number or both is implied.

          e) This Agreement may be executed in counterparts and receipt of facsimile transmission of signatures shall be sufficient to effect acceptance of this Agreement, although the parties hereto agree to submit within a reasonable time duplicate original signed copies of this Agreement to each other.

     8.  Indemnification.

     Each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of closing against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty for non-fulfillment of any agreement on the part of such party under this Agreement, or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand for any reasonable payments made by said parties at any time after the date of closing, in respect to any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same, and such party failed to defend or satisfy the same.


     9.  Expenses.  Each party shall pay its own expenses.


     10. Brokers. DoubleCase shall not be liable for the payment of any finder's or consultant's.

     IN WITNESS WHEREOF THE PARTIES HERETO, CORPORATE PARTIES HAVING BEEN DULY AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS ON THE DATE FIRST ABOVE WRITTEN.

DOUBLECASE CORPORATION                               SHOWCASE TECHNOLOGIES, LLC



BY:/s/CAMERON YOST                                        BY: /s/ALAN HILLSBERG
CAMERON YOST                                                  ALAN HILLSBERG
PRESIDENT                                                     PRESIDENT

 BULK BILL OF SALE



Pursuant to the Asset Purchase Agreement dated the ___ day of October, 1999, (hereafter "APA") by and between Showcase Technologies, LLC, owned by Alan Hillsberg, and DoubleCase Corporation, a Kansas Corporation and a wholly owned subsidiary of Banyan Corporation, this Bulk Bill of Sale hereby confirms and perfects the transfer of assets provided by the "APA".

Upon receipt of 266,667 shares of Banyan Corporation common stock (pursuant to paragraph 4.1(b) of the "APA") all of the Assets as contemplated in Paragraph 1 and elsewhere in the "APA" are hereby transferred, assigned and conveyed from Showcase Technologies, LLC to DoubleCase Corporation.

Receipt of a Promissory Note in the amount of $80,000, pursuant to paragraph 4.1
(a) of the "APA" is hereby acknowledged.

DoubleCase Corporation                                Showcase Technologies, LLC



BY: /S/ CAMERON YOST                                     BY:/S/ ALAN HILLSBERG
CAMERON YOST                                                  ALAN HILLSBERG
President                                                    Owner and President

Date:                                                               Date: